UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 24, 2008

                        PERKINS & MARIE CALLENDER'S INC.

                               6075 Poplar Avenue
                                    Suite 800
                                Memphis, TN 38119

                                                IRS EMPLOYER
COMMISSION                                      IDENTIFICATION     STATE OF
FILE NUMBER  REGISTRANT                         NUMBER             INCORPORATION
333-57925    PERKINS & MARIE CALLENDER'S INC.   62-1254388         Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

14% SENIOR SECURED NOTES OFFERING

On September 24, 2008, Perkins & Marie Callender's Inc. (the "Company") issued $132 million in aggregate principal amount of 14% senior secured notes due 2013 (the "Notes"). The Notes were issued in a private placement in a "Rule 144A" transaction. Jefferies & Company, Inc. was the initial purchaser of the Notes.

The Notes will mature on May 31, 2013. Interest on the Notes is payable semi-annually on May 31 and November 30 of each year, commencing on May 31, 2009.


Prior to May 31, 2011, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a premium specified in the indenture pertaining to the Notes (the "Indenture"), plus accrued and unpaid interest up to the date of redemption. Prior to May 31, 2011, the Company may redeem some or all of the Notes at a "make-whole" premium specified in the Indenture. On or after May 31, 2011, the Company may redeem some or all of the Notes at a premium that will decrease over time, as set forth in the Indenture, plus accrued and unpaid interest up to the date of redemption. If the Company experiences a change of control, the holders of the Notes will have the right to require the Company to repurchase their Notes at 101% of the principal amount, plus accrued and unpaid interest up to the date of repurchase. If the Company sells assets and does not use the net proceeds for specified purposes, it may be required to use the net proceeds to offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest to the date of repurchase.


The Notes are fully, unconditionally and irrevocably guaranteed (the "Guarantees"), jointly and severally, on a senior secured basis by the Company's parent, Perkins & Marie Callender's Holding Inc., and each of the Company's existing and future domestic restricted subsidiaries (collectively, the "Guarantors"). The Notes and the Guarantees are the Company's and the Guarantors' senior secured obligations and rank equal in right of payment to all of the Company's and the Guarantors' existing and future senior indebtedness. The Notes and the Guarantees are secured by a lien on substantially all of the Company's existing and future assets and the assets of the Guarantors and other assets that secure the Company's new revolving credit facility (the "Revolver"), which is discussed below, subject to certain exceptions. Pursuant to the terms of an intercreditor agreement (the "Intercreditor Agreement"), the foregoing lien is contractually subordinated to the liens that secure the Revolver.


The Indenture contains various customary affirmative and negative covenants that, among other things, limit the Company's and its restricted subsidiaries' ability to: (i) incur additional indebtedness or issue certain preferred stock;
(ii) repay certain indebtedness prior to stated maturities; (iii) pay dividends or make other distributions on, redeem or repurchase, capital stock or



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subordinated indebtedness; (iv) make certain investments or other restricted payments; (v) enter into transactions with affiliates; (vi) engage in sale and leaseback transactions; (vii) issue stock of subsidiaries; (viii) transfer, sell or consummate a merger or consolidation of all, or substantially all, of the Company's assets; (ix) change its line of business; (x) incur dividend or other payment restrictions with regard to restricted subsidiaries; or (xi) create or incur liens on assets to secure debt. These covenants are subject to certain exceptions and qualifications.


The Indenture contains various customary events of default, including, without limitation: (i) nonpayment of principal or interest; (ii) cross-defaults with certain other indebtedness; (iii) certain bankruptcy related events; (iv) impairment of security interests in collateral; (v) invalidity of guarantees;
(vi) monetary judgment defaults; and (vii) certain change of control events.


The Notes have not been registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any jurisdiction. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy Notes.


The Purchase Agreement, Indenture, form of Note, form of Guarantee, Security Agreement relating to the Notes, Trademark Security Agreement relating to the Notes and Intercreditor Agreement are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report and are incorporated by reference herein in response to this Item 1.01.


REVOLVING CREDIT AGREEMENT


Also on September 24, 2008, the Company entered into the Revolver with Perkins & Marie Callender's Holding Inc., the lenders party thereto and Wells Fargo Foothill, LLC, as Arranger and Administrative Agent. Subject to the satisfaction of the conditions contained therein, up to $26 million may be borrowed under the Revolver from time to time. The Company may repay and re-borrow any advances until the maturity date.


The Revolver matures on February 28, 2013. The Company is required to make mandatory prepayments under the Revolver with, subject to certain exceptions,
(i) the net cash proceeds from certain asset sales or dispositions; (ii) the net cash proceeds of any debt issued by the Company or its subsidiaries; and (iii) 50% of the net cash proceeds of any equity issuance by the Company, its parent or its subsidiaries. Any of the foregoing mandatory prepayments will result in a corresponding permanent reduction in the maximum Revolver amount.


Amounts outstanding under the Revolver will bear interest, at the Company's option, at a rate per annum equal to either: (i) the base rate, as defined in the Revolver, plus an applicable margin, or (ii) a LIBOR-based equivalent, plus an applicable margin.


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The Revolver is guaranteed by Perkins & Marie Callender's Holding Inc. and certain of the Company's existing and future direct and indirect subsidiaries. The Revolver is secured by a first priority perfected security interest in all of the Company's property and assets, and the property and assets of each guarantor thereunder.

The Revolver contains various customary affirmative and negative covenants (which are in each case subject to customary exceptions), including, but not limited to, (i) a financial covenant to maintain at least $30.0 million of trailing 12-month EBITDA (as defined in the Revolver) at all times and (ii) restrictions on the ability of the Company and certain of its subsidiaries to:
(a) dispose of assets; (b) incur additional indebtedness and guarantee obligations; (c) repay other indebtedness; (d) pay certain restricted payments and dividends; (e) create liens on assets or agree to restrictions on the creation of liens on assets; (f) make investments, loans or advances; (g) restrict distributions from subsidiaries; (h) make certain acquisitions; (i) engage in mergers or consolidations; (j) enter into sale and leaseback transactions; (k) make capital expenditures; or (l) amend the terms of the Company's outstanding notes.

The Revolver contains various customary events of default, including without limitation: (i) non-payment of principal, interest or fees; (ii) violations of certain covenants; (iii) certain bankruptcy-related events; (iv) inaccuracy of representations and warranties in any material respect; and (v) cross defaults with certain other indebtedness and agreements, including, without limitation, the indentures governing the Company's outstanding notes.

The Revolver and related Security Agreement and Trademark Security Agreement are filed as Exhibits 10.8, 10.9 and 10.10, respectively, to this Current Report and are incorporated by reference herein in response to this Item 1.01.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the transactions described in Item 1.01 above, the Company simultaneously terminated its existing credit facility by and among Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, Wachovia Capital Markets, LLC as sole lead arranger and sole book manager, BNP Paribas, as syndication agent, Wells Fargo Foothill, Inc., as documentation agent, and each other lender from time to time party thereto, dated May 3, 2006.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (D) EXHIBITS.

10.1 Purchase Agreement, dated September 24, 2008, by and among Perkins & Marie Callender's Inc., the Guarantors named therein, and Jefferies & Company, Inc.

10.2 Indenture, dated as of September 24, 2008, among Perkins & Marie Callender's Inc., the Guarantors named therein, and The Bank of New York Mellon, as Trustee.

10.3     Form of 14% Senior Secured Notes due 2013.


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10.4     Form of Guarantee.

10.5 Security Agreement, dated as of September 24, 2008, among the Grantors listed therein and those additional entities that become parties thereby, and The Bank of New York Mellon, as Trustee.

10.6 Trademark Security Agreement, dated as of September 24, 2008, among the Grantors listed therein and those additional entities that become parties thereby, and The Bank of New York Mellon, as Trustee.

10.7 Intercreditor Agreement, dated as of September 24, 2008, between Wells Fargo Foothill, LLC, as First Priority Agent, and The Bank of New York Mellon, as Second Priority Agent.

10.8 Credit Agreement, dated September 24, 2008, among Perkins & Marie Callender's Holding Inc., as Parent, Perkins & Marie Callender's Inc., as Borrower, the lenders that are signatories thereto, and Wells Fargo Foothill, LLC, as the Arranger and Administrative Agent.

10.9 Security Agreement, dated as of September 24, 2008, among Perkins & Marie Callender's Holding Inc. and each of its subsidiaries signatory thereto, as grantors, and Wells Fargo Foothill, LLC.

10.10 Trademark Security Agreement, dated as of September 24, 2008, among the grantors thereto and Wells Fargo Foothill, LLC.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September ___, 2008              PERKINS & MARIE CALLENDER'S INC.


                                        By:
                                           ---------------------------------
                                           Fred T. Grant, Jr.
                                           Executive Vice President and
                                           Chief Financial Officer